Exhibit 1.01
Conflict Minerals Report
as required by Items 1.01 and 1.02 of Form SD

The Conflict Minerals Report of BorgWarner Inc. (“BorgWarner” or the “Company”) for the reporting period January 1, 2023 to December 31, 2023 (the “Reporting Period”) is provided below. This report is provided in accordance with Rule 13p-1 under the Securities and Exchange Commission Act of 1934.

BorgWarner maintained a cross-functional Conflict Minerals ("CM") program throughout the Reporting Period. Based on the data collected and our processes as outlined below, BorgWarner has no information indicating that Tin, Tantalum, Tungsten and/or Gold (“3TG”) that was necessary to the functionality or production of our products in 2023 either financed or benefited any armed groups in the Democratic Republic of the Congo ("DRC") or an adjoining country (together with the DRC, the “Covered Countries”) that shares an internationally recognized border with the DRC (the "Conflict Region").

1. Company and Products Overview

BorgWarner is a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. The Company’s products help improve vehicle performance, propulsion efficiency, stability and air quality. These products are manufactured and sold worldwide, primarily to original equipment manufacturers (“OEMs”) of light vehicles (passenger cars, sport-utility vehicles, vans and light trucks). The Company’s products are also sold to other OEMs of commercial vehicles (medium-duty trucks, heavy-duty trucks and buses) and off-highway vehicles (agricultural and construction machinery and marine applications). The Company also manufactures its products and sells them to certain tier one vehicle systems suppliers and into the aftermarket for light, commercial and off-highway vehicles. The Company operates manufacturing facilities serving customers in Europe, the Americas and Asia and is an original equipment supplier to nearly every major automotive OEM in the world.

From January 1, 2023 through July 2, 2023, the Company's products fell into four reporting segments: Air Management, e-Propulsion & Drivetrain, Fuel Injection, and Aftermarket. On July 3, 2023, the Company completed the spin-off of its former Fuel Injection and Aftermarket segments into a separate, publicly-traded company named PHINIA Inc. (the “Spinoff”), and the Company’s business aggregated into three reportable segments: Air Management, Drivetrain & Battery Systems, and ePropulsion. The Air Management segment's products include turbochargers, timing systems, emissions systems and thermal systems. The e-Propulsion & Drivetrain segment's products include transmission systems, torque transfer systems and rotating electrical components. The Company’s former Fuel Injection segment developed and manufactured gasoline and diesel fuel injection components and systems, and the Company’s former Aftermarket segment sold and serviced independent aftermarket customers and original equipment service customers.

Reasonable Country of Origin Inquiry (“RCOI”)

The Company retained APA Engineering Conflict Minerals Due Diligence Service (“APA”), a third-party service provider, to help us determine whether any 3TG that was necessary to the functionality or production of BorgWarner products originated in the Conflict Region during the Reporting Period. APA assisted the Company in reviewing our supply chain and identifying potential CM risks.

Exhibit 1.01
The Company and APA conducted this review by first including in-scope suppliers from our previous year’s inquiry that had not been phased out as an active supplier. The Spinoff did not result any such phase outs. In addition to this initial list, the Company and APA used information from the International Material Data System (the “IMDS Database”) to identify products as to which 3TG was likely necessary to their functionality or production and then mapped such products to our direct suppliers. Through this methodology, approximately 662 direct suppliers were identified that constituted the in-scope direct suppliers for the 2023 campaign.

The Company subsequently obtained contact details for these in-scope suppliers and provided this information to APA. APA then uploaded this information to the AutoGen – CM software-as-a-service platform (“AutoGen - CM”). Provided by APA, AutoGen - CM helps users to complete and track supplier communications while also allowing in-scope suppliers to upload completed conflict mineral reporting templates for validation, assessment and management.

The Company also used the Conflict Minerals Reporting Template (“CMRT”) version 6.31 to conduct a survey of all in-scope suppliers and collect data on the sources of materials in their supply chains. The Company contacted in-scope suppliers via the AutoGen – CM platform and asked them to complete a CMRT. After receiving responses, we then submitted follow-up questions to in-scope suppliers throughout 2023 and into early 2024 to better understand whether materials they supply to us contain 3TG and, if so, to better trace the origin of those materials.

The AutoGen - CM platform also provides functionality that meets the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (the "OECD Guidance"). This includes the related OECD supplements on 3TG process expectations and allows users to evaluate the quality of each supplier response and assign a score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed, are managed through this platform.

In addition to addressing CM and OECD requirements, APA also provided the in-scope suppliers with training and education to guide them on best practices and requirements for completing the CMRT. APA monitored and tracked all communications in the AutoGen - CM for future reporting and transparency purposes. The Company also directly contacted in-scope suppliers that were unresponsive to APA’s communications during the diligence process and requested these suppliers to complete the CMRT and submit it to APA.

The Company’s program included automated data validation on all CMRTs submitted by in-scope suppliers. The purpose of this data validation was to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the CMRT’s declaration that help identify areas that require further classification or risk assessment or that are necessary to understand an in-scope supplier’s CM diligence. The results of this data validation support the program’s assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement.

Exhibit 1.01
All submitted forms are accepted and classified as valid or invalid so that data is retained. In-scope suppliers are contacted regarding invalid forms and are encouraged to submit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses and direct engagement help through APA’s Conflict Minerals team. Because some suppliers may remain unresponsive to feedback, the Company tracks program gaps to account for future improvement opportunities.

The Company received responses from in-scope suppliers representing 92% of the Company’s 2023 in-scope suppliers solicited. The Company continues to perform further due diligence on the source and chain of custody of the minerals in question.

2. Management Systems

2.1 Conflict Minerals Statement

BorgWarner is committed to operating in a socially responsible manner and expects suppliers throughout its global supply chain to provide products and materials obtained from socially responsible sources. To that end, the Company has developed a conflict minerals statement that has been provided to all suppliers and can be found on our internet website at: https://cdn.borgwarner.com/docs/default-source/default-document-library/conflict-minerals-statement.pdf?sfvrsn=1e59cb3c_8.

2.2 Internal Management Team

BorgWarner's cross-functional team to address CM reporting is composed of representatives from Global Supply Chain Management, Finance, Sales and Marketing, Information Technology, and Legal.

3. Steps Taken to Determine Origin of Tin, Tantalum, Tungsten, and/or Gold in the Supply Chain

•BorgWarner reviewed its standard purchase order terms and conditions and concluded that those requirements encompass supplier responsibility to provide CM reporting information.
•Direct suppliers that were in scope in the previous year’s campaign and were still active suppliers were considered in scope for the 2023 campaign.
•BorgWarner used the IMDS Database to identify any Company products that may have 3TG necessary to their functionality or production, and then such products were tied to the Company’s direct suppliers. Suppliers that met these criteria were also considered in scope for the 2023 campaign.
•This methodology identified approximately 662 in-scope suppliers of BorgWarner for 2023 CM supply chain survey purposes.

Please refer to the RCOI discussion above for detailed discussion on the Company’s engagement of APA and the Company’s use of the CMRT to determine the potential origin of 3TG in the Company’s supply chain.

Using the CMRT template also helped BorgWarner to identify and eliminate certain out-of-scope suppliers. This is because the first question of the CMRT asked suppliers whether any of the 3TG they use are necessary to the functionality or production of their products. We also periodically reviewed the in-scope supplier list to ensure that irrelevant or “out of scope”

Exhibit 1.01
suppliers were removed from the survey process. We considered the following suppliers to be “out of scope”:

•The company supplies packaging only (excluding labels);
•The company supplies us with items that do not end up in our products (including equipment used to make our products);
•The company is a test lab; or
•The company is exclusively a service provider.

BorgWarner also took steps to evaluate 3TG supply chain risks consistent with the OECD Guidance. This review focused particular attention on smelters and refiners that are not certified as DRC-Conflict Free, which may pose elevated supply chain integrity risks. BorgWarner does not have a direct relationship with 3TG smelters and refiners and does not perform or direct audits of these entities within our supply chain. As a result, when the in-scope suppliers’ CMRTs referenced smelters and refiners, APA compared those facilities to the list of smelters and refiners maintained by the Responsible Minerals Initiative (“RMI”) to determine whether it was certified as “Conflict-Free.”

APA also directly contacts smelters and refiners that are not currently enrolled in the Responsible Minerals Assurance Process (“RMAP”) to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its partners.

APA uses several risk factors to evaluate each facility that meets the RMI’s definition of a 3TG smelter or refiner. These factors reflect red-flag indicators defined in the OECD Guidance and help APA assess the aggregate level of risk that each smelter or refiner may pose to the supply chain. These factors include:

•Geographic proximity to the DRC and Covered Countries;
•Known mineral source country of origin;
•RMAP audit status;
•Credible evidence of unethical or conflict sourcing; and
•Peer assessments conducted by credible third-party sources.

BorgWarner’s business units implemented various risk mitigation measures consistent with the OECD Guidance when in-scope suppliers identified facilities of concern in their CMRTs. One such measure is requiring the relevant in-scope suppliers to submit product-specific CMRTs designed to clarify potential connections between facilities of concern that the products that these suppliers provide to the Company. Suppliers also received clear performance objectives within reasonable timeframes for eliminating facilities of concern from their supply chains. APA also provided the relevant in-scope suppliers with feedback designed to support each supplier’s own independent risk mitigation strategies, as well as educational materials on mitigating the risks identified through the data collection process.

Smelters and Refiners

Attached as Appendix A is a list of the 374 smelters and refineries (collectively referred to as “Smelters”) that our in-scope suppliers identified in their completed CMRTs that also appear on the lists of Smelters maintained by the RMI. All information on Appendix A is based on information made publicly available by the RMI and listed on the RMI website as of March 25, 2024. Because most of the CMRTs we received from our suppliers were prepared on a company-level basis (or business unit basis) rather than a product-level basis, we are not able to identify which Smelters actually processed the 3TGs contained in our products. This means

Exhibit 1.01
that our list of 3TG processing Smelters may contain more facilities than those that actually processed 3TG contained in our products. It also means that this list reflects information obtained from third parties rather than commercial or financial transactions that involve BorgWarner or its affiliates.

From the responses received, we identified a small number of Smelters that potentially posed a potential risk. These concerns reflect the various risk factors enumerated above. When in-scope suppliers identified any specific Smelters of concern on their CMRT, APA, and BorgWarner contacted those suppliers to evaluate whether these Smelters could be connected to BorgWarner’s products. The suppliers contacted as part of this process were asked to complete a product-level, rather than a company level, CMRT to better identify the connection to products that they supply. BorgWarner also evaluated other suppliers internally to determine if they were in fact still active suppliers.

Developments with Russian Smelters and Refiners

The Russian Government’s full-scale invasion of Ukraine in February 2022 and the subsequent imposition of various U.S. economic sanctions programs limits the information available to BorgWarner and its in-scope suppliers regarding potential 3TG Smelters in the Russian Federation. Notable examples include RMI’s decision to update its smelters database to reflect the London Bullion Market Association’s Good Delivery List suspensions for Russia-based gold refiners, which RMI now classifies as high risk. Obtaining accurate information regarding the potential role of Russian Smelters in our supply chain is also complicated by the fact that BorgWarner’s global 3TG supply chains are complex and highly attenuated and by the fact that CMRT data often reflects information that in-scope suppliers may receive from third-party suppliers with their own equally-attenuated supply chains.

The Company does not source 3TG or any other products directly from Russia. To the contrary, BorgWarner has indefinitely suspended any new orders from or shipments to Russia, Belarus, and the Russian-occupied regions of Ukraine to promote compliance with U.S. and other applicable economic sanctions and export control requirements. BorgWarner also maintains risk-based policies and procedures reasonably designed to promote compliance with these and other applicable laws. Collectively, this means that the appearance of any Russian Smelters and/or sanctioned parties in Appendix A is not indicative of any actual commercial or financial transactions involving those parties. To the extent that such parties do appear in Appendix A, it is the unexpected result of the CM due diligence process from the highly varied CMRT data provided by our in-scope suppliers.

4. Results for Calendar Year 2023

•Based on our RCOI and the responses provided by our in-scope suppliers, BorgWarner has no information indicating that 3TG necessary to the functionality or production of our products financed or benefited armed groups in the Conflict Region.

5. Steps BorgWarner Has Taken or Will Take Since the End of Calendar Year 2023

BorgWarner engages with suppliers directly to request that they complete a valid CMRT for the products that they supply to us. With respect to the OECD requirement to strengthen engagement with suppliers, BorgWarner has developed an internal procedure that includes steps of supplier engagement escalation such as virtual instructional meetings and corrective

Exhibit 1.01
actions. Feedback from this engagement has allowed us to oversee improvements in supplier responses and supplier compliance for this initiative.

Based on our evaluation of a supplier's response, we may conduct a more thorough due diligence inquiry. Such inquiries may include follow-up questions to the supplier and the supplier's sub-suppliers within the supply chain, a review of any relevant mine or smelter certifications, a review of specifications and similar activities designed to determine the source of any 3TG, and an evaluation of whether that source directly or indirectly aids armed groups in the Conflict Region.

In addition to conducting relevant supplier-specific diligence, BorgWarner will continue to monitor the state of conflict in the Conflict Region and the availability of conflict-free smelters.

We hope to further develop information from our downstream suppliers by using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard RMI and RMAP, and continuing our outreach efforts. Due to the breadth and complexity of BorgWarner’s products and respective supply chain, however, it will take time for many of our suppliers to verify the origin of 3TG in the products they supply to us.

Continuous Improvement of Supply Chain Due Diligence

The activities undertaken by BorgWarner described in this report helped mitigate the risk that the 3TG materials necessary to BorgWarner’s products benefited armed groups in the Covered Countries. Going forward, BorgWarner intends to take the following steps to improve its CM due diligence process and further mitigate potential risks:

1.Continue to strengthen BorgWarner’s CM engagement with its in-scope suppliers, including by requiring CMRT information from key suppliers and any relevant new suppliers;

2.Continue to press BorgWarner’s suppliers to obtain current, accurate, and complete information from their supply chain about downstream Smelters of 3TG;

3.Encourage any Smelters of 3TG identified as part of BorgWarner’s supply chain which are sourcing, or believed to be sourcing, from any Covered Countries to be audited and certified pursuant to RMAP-recognized protocols, either directly or indirectly through suppliers and/or relevant industry partnerships, including follow-up in 2024 on Smelters requiring risk mitigation in 2023; and

4.Evaluate participation in relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

Additional Risk Factors

The statements within are based on the RCOI process and due diligence performed in good faith by BorgWarner based on the information available at the time. A number of factors could introduce errors or otherwise affect the statements made within. These factors include, but are not limited to, gaps in supplier data, gaps in Smelter data, errors or omissions in information provided by suppliers, errors or omissions in information provided by Smelters, confusion by suppliers over requirements of the SEC final rule, gaps in supplier education and knowledge,

Exhibit 1.01
errors or omissions in public information, translation of public data, oversights or errors in conflict-free smelter audits, Covered Country-sourced materials being declared secondary materials, illegally tagged 3TG from Covered Countries being introduced into the supply chain, and smuggling of Conflict Minerals from Covered Countries to countries beyond the Covered Countries.

This Conflict Minerals Report was not subjected to an independent private sector audit.

Exhibit 1.01
Appendix A - Smelter List
•Includes: Minerals, Smelter/Refinery Name and Smelter Identification Number.

3TG Metal	Smelter / Refinery Name	Smelter ID
Gold	Advanced Chemical Company	CID000015
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Agosi AG	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Aurubis AG	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden Ronnskar	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	LT Metal Ltd.	CID000689
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Heraeus Germany GmbH Co. KG	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	LS MnM Inc.	CID001078
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147

Exhibit 1.01

Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	MKS PAMP SA	CID001352
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Precinox S.A.	CID001498
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Royal Canadian Mint	CID001534
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	Shandong Gold Smelting Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Torecom	CID001955
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Gold	SAFINA A.S.	CID002290
Gold	Geib Refining Corporation	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511
Gold	T.C.A S.p.A	CID002580
Gold	REMONDIS PMR B.V.	CID002582
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	TOO Tau-Ken-Altyn	CID002615

Exhibit 1.01

Gold	Abington Reldan Metals, LLC	CID002708
Gold	L'Orfebre S.A.	CID002762
Gold	Italpreziosi	CID002765
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	NH Recytech Company	CID003189
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Gold	Augmont Enterprises Private Limited	CID003461
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Gold	WEEEREFINING	CID003615
Gold	Gold by Gold Colombia	CID003641
Gold	Coimpa Industrial LTDA	CID004010
Gold	KP Sanghvi International Pvt Ltd	CID004433
Gold	GG Refinery Ltd.	CID004506
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	AMG Brasil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineracao Taboca S.A.	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	NPM Silmet AS	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	QuantumClean	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	D Block Metals, LLC	CID002504
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506

Exhibit 1.01

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	KEMET de Mexico	CID002539
Tantalum	TANIOBIS Co., Ltd.	CID002544
Tantalum	TANIOBIS GmbH	CID002545
Tantalum	Materion Newton Inc.	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550
Tantalum	Plansee SE Reutte	CID002556
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Taike Technology (Suzhou) Co.,Ltd.	CID002566
Tantalum	Avon Specialty Metals Ltd.	CID002705
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	RFH Recycling Metals Co., Ltd.	CID003159
Tantalum	Jiujiang Janny New Material Co., Ltd.	CID003191
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CID003498
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CID003973
Tantalum	PowerX Ltd.	CID004054
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Alpha	CID000292
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Premium Tin Indonesia	CID000313
Tin	Dowa	CID000402
Tin	EM Vinto	CID000438
Tin	Estanho de Rondonia S.A.	CID000448
Tin	Feinhutte Halsbrucke GmbH	CID000466
Tin	Fenix Metals	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	China Tin Group Co., Ltd.	CID001070
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Metallic Resources, Inc.	CID001142
Tin	Mineracao Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	Operaciones Metalurgicas S.A.	CID001337
Tin	PT Artha Cipta Langgeng	CID001399

Exhibit 1.01

Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Prima Timah Utama	CID001458
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	PT Timah Nusantara	CID001486
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tommy Utama	CID001493
Tin	Rui Da Hung	CID001539
Tin	Soft Metais Ltda.	CID001758
Tin	Thaisarco	CID001898
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180
Tin	CV Venus Inti Perkasa	CID002455
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	CV Ayi Jaya	CID002570
Tin	PT Rajehan Ariq	CID002593
Tin	PT Cipta Persada Mulia	CID002696
Tin	Resind Industria e Comercio Ltda.	CID002706
Tin	Super Ligas	CID002756
Tin	Aurubis Beerse	CID002773
Tin	Aurubis Berango	CID002774
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Sukses Inti Makmur (SIM)	CID002816
Tin	PT Menara Cipta Mulia	CID002835
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	PT Bangka Serumpun	CID003205
Tin	Tin Technology & Refining	CID003325
Tin	PT Rajawali Rimba Perkasa	CID003381
Tin	Luna Smelter, Ltd.	CID003387

Exhibit 1.01

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tin	Precious Minerals and Smelting Limited	CID003409
Tin	PT Mitra Sukses Globalindo	CID003449
Tin	TRATHO Metal Quimica	CID003474
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
Tin	CRM Synergies	CID003524
Tin	Dragon Silver Holdings Limited	CID003579
Tin	Rian Resources SDN. BHD.	CID003581
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582
Tin	DS Myanmar	CID003831
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tin	Mining Minerals Resources SARL	CID004065
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Global Tungsten & Powders LLC	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Kennametal Fallon	CID000966
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542
Tungsten	Masan High-Tech Materials	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Niagara Refining LLC	CID002589
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645
Tungsten	Avon Specialty Metals Ltd	CID002704

Exhibit 1.01

Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417
Tungsten	Cronimet Brasil Ltda	CID003468
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CID003580
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993
Tungsten	Plansee Composite Materials GmbH	CID004068
Tungsten	Lianyou Resources Co., Ltd.	CID004397
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430
Tungsten	Kenee Mining Corporation Vietnam	CID004619
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	Caridad	CID000180
Gold	Cendres + Metaux S.A.	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	JSC Novosibirsk Refinery	CID000493
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	HwaSeong CJ CO., LTD.	CID000778
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Uralelectromed	CID000929
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kyrgyzaltyn JSC	CID001029
Gold	L'azurde Company For Jewelry	CID001032
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	Sabin Metal Corp.	CID001546
Gold	Samduck Precious Metals	CID001555
Gold	Samwon Metals Corp.	CID001562
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Super Dragon Technology Co., Ltd.	CID001810

Exhibit 1.01

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	Morris and Watson	CID002282
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Singway Technology Co., Ltd.	CID002516
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Emirates Gold DMCC	CID002561
Gold	International Precious Metal Refiners	CID002562
Gold	Kaloti Precious Metals	CID002563
Gold	Sudan Gold Refinery	CID002567
Gold	Fujairah Gold FZC	CID002584
Gold	Industrial Refining Company	CID002587
Gold	Shirpur Gold Refinery Ltd.	CID002588
Gold	Marsam Metals	CID002606
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750
Gold	Albino Mountinho Lda.	CID002760
Gold	SAAMP	CID002761
Gold	8853 S.p.A.	CID002763
Gold	AU Traders and Refiners	CID002850
Gold	Sai Refinery	CID002853
Gold	Modeltech Sdn Bhd	CID002857
Gold	Bangalore Refinery	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	Pease & Curren	CID002872
Gold	JALAN & Company	CID002893
Gold	ABC Refinery Pty Ltd.	CID002920
Gold	Safimet S.p.A	CID002973
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	African Gold Refinery	CID003185
Gold	Gold Coast Refinery	CID003186
Gold	QG Refining, LLC	CID003324
Gold	Dijllah Gold Refinery FZC	CID003348
Gold	CGR Metalloys Pvt Ltd.	CID003382
Gold	Sovereign Metals	CID003383
Gold	Kundan Care Products Ltd.	CID003463
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487

Exhibit 1.01

Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490
Gold	K.A. Rasmussen	CID003497
Gold	Alexy Metals	CID003500
Gold	MD Overseas	CID003548
Gold	Metallix Refining Inc.	CID003557
Gold	Dongwu Gold Group	CID003663
Gold	Sam Precious Metals	CID003666
Tantalum	Exotech Inc.	CID000456
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	ULVAC Inc.	CID002861
Tantalum	5D Production OU	CID003926
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Novosibirsk Tin Combine	CID001305
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Panca Mega Persada	CID001457
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	PT Tirus Putra Mandiri	CID002478
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Modeltech Sdn Bhd	CID002858
Tin	Pongpipat Company Limited	CID003208
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	CID002538
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Unecha Refractory metals plant	CID002724
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Moliren Ltd.	CID002845
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408
Tungsten	NPP Tyazhmetprom LLC	CID003416

Exhibit 1.01

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427
Tungsten	Artek LLC	CID003553
Tungsten	OOO “Technolom” 2	CID003612
Tungsten	OOO “Technolom” 1	CID003614
Tungsten	LLC Vostok	CID003643
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662
Tungsten	HANNAE FOR T Co., Ltd.	CID003978
Tungsten	Nam Viet Cromit Joint Stock Company	CID004034
Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060